                                                                   EXHIBIT 10.2


                    DELTA 2000 PERFORMANCE COMPENSATION PLAN
                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
                                JANUARY 24, 2002

PARTICIPANT NAME

The Delta 2000 Performance Compensation Plan ("Plan") is an incentive compensation plan for officers and key employees of Delta Air Lines, Inc. ("Delta") and its Subsidiaries. The Plan is administered by the Personnel & Compensation Committee of Delta's Board of Directors ("Committee"). Words beginning with a capital letter which are used but not otherwise defined in this Agreement have the meaning set forth in the Plan.

The Committee has selected you to receive an award of Non-Qualified Stock Options, as follows:

NUMBER OF STOCK OPTIONS             XX,XXX Stock Options. Each Stock Option may
AWARDED:                            be exercised for one share of Delta common
                                    stock as provided below.

AWARD DATE:                         January 24, 2002

OPTION EXERCISE PRICE:              $32.02, which was the closing price of
                                    Delta Common Stock on the New York Stock
                                    Exchange on January 24, 2002.

EXERCISE PERIOD:                    General Rule. Subject to the terms and
                                    conditions of the Plan and the Rules For
                                    Non-Qualified Stock Options Granted On
                                    January 24, 2002 ("Rules"),

                                    (1)      50% of the number of Stock Options
                                             granted pursuant to this Agreement
                                             shall become exercisable on each
                                             of January 24, 2003 and January
                                             24, 2004; and

                                    (2)      your Stock Options shall remain
                                             exercisable through and including
                                             January 23, 2012.

                                    Special Rules. The Rules contain the
                                    Special Rules, which result in the
                                    following upon the occurrence of specified events:

                                    (1)      change in the period during which
                                             your Stock Options may be
                                             exercised; and/or

                                    (2)      forfeiture of your Stock Options.

                                    In no event may any of your Stock Options be exercised after January 23, 2012.

Also see the Prospectus and the Rules for other information about your award. The Prospectus tells you how to access the Rules and the Plan on the Delta intranet site and how to receive paper copies of these documents if you prefer. The Rules tell you how and when your Stock Options may be exercised; the process you will follow to exercise your Stock Options, including how to contact the agent that administers certain exercises of Stock Options under the Plan (currently the agent is Salomon Smith Barney); and the methods available to pay the Option Exercise Price and/or to satisfy tax withholding due


                          ---------------------------
 This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

at the time you exercise Stock Options. Delta may from time to time change the process for exercising Stock Options, including changing the method(s) that you may use to pay the Option Exercise Price and satisfy the tax withholding requirements. If you do not comply with the applicable requirements, Delta and the agent may refuse to process exercises of your Stock Options.

By signing this Agreement:

         (a) you acknowledge that you have had a full and adequate opportunity to read this Agreement and the Prospectus for Non-Qualified Stock Options dated January 24, 2002 which was delivered to you with this Agreement;

         (b) you acknowledge that you have received and had a full and adequate opportunity to read the Plan and the Rules;

         (c) you agree -- for yourself and for any designated beneficiary and for your heirs, executors, administrators and personal representatives -- to all of the terms and conditions contained in this Agreement, the Rules, and the Plan; and

         (d) you consent to receive all material regarding any awards under the Plan, including any prospectuses, electronically with an e-mail notification to your work e-mail address.

Subject to any written executive retention protection agreement signed by you and Delta, this Agreement, together with the Plan and the Rules (the terms of which are made a part of this Agreement and are incorporated into this Agreement by reference), constitute the entire agreement between you and Delta with respect to the award of your Stock Options. The Plan, the Rules, this Agreement and all determinations made and actions taken pursuant to any of them shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Georgia and construed accordingly, to the extent not superseded by applicable federal law. If there is any conflict between the Plan and either or both of the Rules and this Agreement, the Plan shall control; if there is any conflict between this Agreement and the Rules, the Rules shall control. Delta may amend this Agreement or the Rules at any time; provided that no amendment of this Agreement or Part I of the Rules, which impacts any outstanding Stock Options in a manner adverse to you, shall be made without your written consent.

This Agreement has been executed in duplicate. Please note your acceptance by signing below and returning one original to the Vice President - Global Rewards & Recognition (Dept. 959-ATG) for Delta's records. You and Delta, each intending to be bound legally, agree to the matters set forth above by signing this Agreement, all as of January 24, 2002.

DELTA AIR LINES, INC.                    AWARD RECIPIENT

By: /s/ Leo F. Mullin                    By:
   -----------------------------------      -----------------------------------
   Leo F. Mullin
   Chairman of the Board and
   Chief Executive Officer

                    DELTA 2000 PERFORMANCE COMPENSATION PLAN

                     RULES FOR NON-QUALIFIED STOCK OPTIONS
                          GRANTED ON JANUARY 24, 2002


These Rules apply to all Non-Qualified Stock Options granted on January 24, 2002 under the Delta 2000 Performance Compensation Plan ("Plan"). These Rules contain important information about those awards, and should be read in conjunction with the Plan, your Non-Qualified Stock Option Award Agreement dated January 24, 2002 ("your Award Agreement") and the Non-Qualified Stock Option Prospectus dated January 24, 2002. Words beginning with a capital letter and not otherwise defined in these Rules shall have the meaning set forth in the Plan.

Delta may amend Part I and Part II of these Rules at any time; provided that no amendment of Part I of these Rules which impacts your outstanding Stock Options in a manner adverse to you shall be made without your written consent.

                           PART I. SUBSTANTIVE RULES

A.       STOCK OPTION EXERCISE PERIOD - GENERAL RULE

         The General Rule regarding the period during which you may exercise your Stock Options is set forth in your Award Agreement ("General Rule"). The General Rule is subject to the terms and conditions of the Plan and the Special Rules in Paragraph I.B. below ("Special Rules").

B.       STOCK OPTION EXERCISE PERIOD - SPECIAL RULES

         As discussed below, the Special Rules in this Paragraph I.B. change the period during which you may exercise your Stock Options, and/or result in the forfeiture of your Stock Options, whether or not your Stock Options are then exercisable under the General Rule. The Special Rules apply only to the extent your Stock Options have not previously been exercised, forfeited or revoked. Specifically, the General Rule is subject to the following terms and conditions:

         1. Definitions - Employment with Delta. For purposes of this Paragraph I.B., (i) employment with Delta includes employment with any Subsidiary of Delta; and (ii) termination of employment with Delta means you are no longer an employee of Delta or any of its Subsidiaries.


                          ---------------------------
 This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

         2. Termination of Employment Before January 24, 2003 Because of Retirement. If your employment with Delta terminates before January 24, 2003 due to Retirement, your Stock Options shall be forfeited at the time of such termination of employment.

         3. Termination of Employment On or After January 24, 2003 Because of Retirement. If your employment with Delta terminates on or after January 24, 2003 due to Retirement, your Stock Options may be exercised, in whole or in part, only during the period (i) beginning on the date your employment with Delta terminates due to Retirement; and (ii) ending on and including the earlier of (A) January 23, 2012 or (B) the third anniversary of the date your employment with Delta terminates due to Retirement.

         4. Termination of Employment Because of Disability. If your employment with Delta terminates due to Disability, your Stock Options may be exercised, in whole or in part, only during the period (i) beginning on the later of (A) January 24, 2003 or (B) the date your employment with Delta terminates due to Disability; and (ii) ending on and including the earlier of (A) January 23, 2012 or (B) the third anniversary of the date your employment with Delta terminates due to Disability.

         5. Termination of Employment Because of Death. If you die while employed by Delta, your Stock Options may be exercised, in whole or in part, only during the period (i) beginning on the date of your death; and (ii) ending on and including the earlier of (A) January 23, 2012 or (B) the third anniversary of the date of your death.

         6. Death After Termination of Employment Because of Disability. If you die after your employment with Delta terminates due to Disability, your Stock Options may be exercised, in whole or in part, only during the period (i) beginning on the date of your death; and
         (ii) ending on and including the earlier of (A) January 23, 2012 or
         (B) the third anniversary of the date your employment with Delta terminates due to Disability.

         7. Termination of Employment for Reasons Other Than Retirement, Disability or Death. If your employment with Delta terminates for any reason other than Retirement, Disability or death, your Stock Options shall be forfeited at the time of such termination of employment.

         8. Non-Competition Agreement - Termination of Employment On or After January 24, 2003 Because of Early Retirement. If (i) your employment with Delta terminates on or after January 24, 2003 due to Retirement prior to age 65, if you are not then on the pilot seniority list of Delta or any of its Subsidiaries, or age 60, if you are then on such a seniority list, and (ii) within two years after such Retirement and without the Committee's approval, you directly or indirectly provide management or executive services (whether as a consultant, advisor, officer or director) to any person or entity in direct and substantial competition with the air transportation business of Delta or its Subsidiaries, then your Stock Options shall be forfeited at the time you first provide such management or executive services. Because of the broad and extensive scope of Delta's air transportation business, you acknowledge that the restrictions in this Paragraph I.B.8.

         are intended to extend to management or executive services which are directly related to the provision of air transportation services into, within or from the United States, as no smaller geographical restriction will adequately protect the legitimate business interests of Delta.

         9. Demotion. If, prior to January 24, 2004, you voluntarily suggest and then accept a demotion, or are involuntarily demoted, to a position with Delta or any of its Subsidiaries involving lesser responsibilities than those of the job held by you on January 24, 2002, the Committee may in its sole discretion, not later than six months from the date of the demotion, modify or revoke your Stock Options in any manner it deems appropriate under the circumstances. The Committee will determine in its sole discretion what constitutes a demotion to a job involving lesser responsibilities under this Paragraph I.B.9.

         10.      Change In Control. If a Change In Control (as defined in the
         Plan) occurs, your outstanding Stock Options shall become immediately exercisable, vested and nonforfeitable.

                         PART II. ADMINISTRATIVE RULES

A.       OVERVIEW

         The process for exercising Stock Options varies depending on the manner in which you pay the Option Exercise Price and make certain other required payments. As discussed below, there are currently three ways to exercise your Stock Options: the Cash Purchase Method; the Cashless Exercise Method; and the Share Tender Method. Delta has retained Salomon Smith Barney Inc. ("SSB") to process Stock Option exercise requests under the Cash Purchase Method and the Cashless Exercise Method; Delta processes Stock Option exercise requests under the Share Tender Method.

B.       REQUIRED PAYMENTS

         To exercise your Stock Options, you are required to make the following payments:

         - Option Exercise Price. You must pay the Option Exercise Price for each Stock Option you exercise.

         -        Withholding Taxes. You must pay required withholding taxes.
                  When you exercise Stock Options, you realize ordinary compensation income equal to the excess of the fair market value of the Delta common stock acquired on the date of exercise over the Option Exercise Price. Delta is required to comply with applicable income tax withholding requirements with respect to that amount.

         - Other Costs. If you use the Cashless Exercise Method, you must pay SSB a brokerage commission for selling shares of Delta common stock on your behalf and certain administrative charges. There are no such charges under the Cash Purchase Method or the Share Tender Method.

C.       STOCK OPTION EXERCISE METHODS

         You may exercise your Stock Options using any of the following three methods:

         1. Cash Purchase Method. Under the Cash Purchase Method, you pay SSB the Option Exercise Price and required withholding taxes from your own funds before you exercise your Stock Options. The payment must be made by a check payable to Salomon Smith Barney Inc. or by electronic funds transfer. It must be received by SSB before your Stock Option exercise request will be processed. SSB will credit your SSB brokerage account with the shares of Delta common stock you received from your Stock Option exercise.

         2. Cashless Exercise Method. The Cashless Exercise Method allows you to exercise your Stock Options without paying out any cash of your own. That is why it is called "cashless." In effect, you pay the Option Exercise Price, required withholding taxes and other costs by using your "gain" -- the excess of the fair market value of the Delta common stock acquired on the date of exercise over the Option Exercise Price.

                  There are two types of Cashless Exercises: Exercise and Sell; and Sell-to-Cover.

                  - Under the Exercise and Sell Method, you instruct SSB to sell all shares of Delta common stock acquired from the exercise of your Stock Options. The proceeds of this sale will be used to pay the Option Exercise Price, required withholding taxes and other applicable costs. SSB will send you a check for the net proceeds.

                  - Under the Sell-to-Cover Method, SSB will (1) estimate the number of shares of Delta common stock that needs to be sold to pay the Option Exercise Price, required withholding taxes and other costs;
                           (2) sell on your behalf that estimated number of shares from the Delta common stock you are acquiring pursuant to the Stock Option exercise; and (3) use the proceeds from that sale to make the required payments. SSB will credit your brokerage account with the remaining shares of Delta common stock, and any remaining cash proceeds.

         3. Share Tender Method. Under the Share Tender Method, you pay the Option Exercise Price by using unrestricted shares of Delta common stock (i) that you have owned for at least six months; and (ii) that have a Fair Market Value on the date of your Stock Option exercise equal to the Option Exercise Price. Under this method, you do not make a physical delivery of your previously owned shares of Delta common stock, but instead use a process called "attestation." Attestation does not involve any physical movement of stock certificates. Rather, you provide to Delta on the appropriate form the stock certificate number for the attested shares if you hold the shares in your own name, or the name and number of your account if your broker or bank holds the attested shares on your behalf. This information allows verification (i) that you own the shares being attested; (ii) that the shares are unrestricted; and (iii) that you have owned the shares for at least six months. Providing incorrect information may result in disqualification of the Stock Option exercise and/or disciplinary action.

         Under the Share Tender Method, Delta will deduct from the shares you acquired from your Stock Option exercise the number of (i) attested shares used to pay the Option Exercise Price; and (ii) the shares necessary to satisfy tax withholding requirements. You will receive the net number of shares.

         Please note that you may not exercise your Stock Options by attesting shares that you have attested during the previous six months.

D.       STOCK OPTION EXERCISE PROCEDURES

         1. Cash Purchase Method or Cashless Exercise Method. To exercise your Stock Options using the Cash Purchase or Cashless Exercise Method, you must first open a brokerage account with SSB and then submit a Stock Option exercise request to SSB in accordance with its procedures. You may contact SSB as follows:

                           Salomon Smith Barney Inc.
                         Attention Stock Plan Services
                                 P.O. Box 2151
                               New York, NY 10116

                        Telephone: 800 323-7788 (in the U.S.)
                                   212 503-1809 (outside the U.S.)

           Voice Response Information: 800 367-4777
                 Internet Information: http://www.benefitaccess.com

         2. Share Tender Method. To exercise your Stock Options using the Share Tender Method, please contact Delta as follows:

                                 Craig Whipple
                         Specialist - Executive Rewards
                      1060 Delta Boulevard, Department 959
                          Atlanta, Georgia 30354-1989

                            Telephone: 404 715-6333
                                  Fax: 404 715-2795

                                email: craig.whipple@delta.com

E.       TRANSFERABILITY OF STOCK OPTIONS

         Your Stock Options are not transferable otherwise than by will, by the laws of descent and distribution, or by a written designation referred to in
Section 8.5 of the Plan, and are exercisable during your lifetime only by you. In the event that your Stock Options are to be exercised by any person other than you, such person shall provide appropriate proof of his or her right to exercise your Stock Options.